                                                  Exhibit 99

August 27, 1996 -   THE ST. PAUL COMPANIES RETAINS GOLDMAN SACHS
                    INTERNATIONAL TO EXAMINE BROKERAGE OPTIONS

St. Paul, Minn. - The St. Paul Companies announced today that it has retained Goldman Sachs International to assist in examining strategic alternatives with respect to the Minet Group, The St. Paul's insurance brokerage operation.

     The St. Paul Companies, Inc. is a group of companies providing property-casualty insurance underwriting and insurance brokerage products and services worldwide.